UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 28, 2017

CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38108	36-4159663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3280 Peachtree Road, N.W., Suite 2300, Atlanta GA		30305
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (404) 949-0700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 – Entry into a Material Definitive Agreement.

Restructuring Support Agreement

In connection with the Chapter 11 Cases described below in Item 1.03, on November 29, 2017, Cumulus Media Inc. (the “Company”) and certain of its direct and indirect subsidiaries entered into a Restructuring Support Agreement (the “Restructuring Support Agreement”) with certain creditors (the “Consenting Creditors”) holding more than two-thirds of the outstanding principal amount of term loans (the “Term Loans”) under that certain Amended and Restated Credit Agreement, dated as of December 23, 2013 (the “Credit Agreement”), by and among the Company, Cumulus Media Holdings Inc., as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto from time to time, and Crestview Radio Investors, LLC and certain of its affiliates (the “Consenting Equityholders”). The Restructuring Support Agreement contemplates the implementation of a financial restructuring of the Debtors (as defined below) through a conversion of more than $1.0 billion of the Company’s funded debt into equity (collectively, the “Restructuring”). The Restructuring will be effectuated through a joint plan of reorganization (the “Plan”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”).

Pursuant to the Restructuring Support Agreement, each of the Company, the Consenting Creditors and the Consenting Equityholders have made certain customary commitments and representations. The Company has agreed to, among other things, use its commercially reasonable efforts to consummate and complete the Restructuring, meet milestones set forth in the Restructuring Support Agreement and obtain required regulatory approvals for the Restructuring. The Consenting Creditors have committed to the Company to, among other things, support and vote for the Plan and use their commercially reasonable efforts to consummate and complete the Restructuring. The Consenting Equityholders have committed to the Company to, among other things, use reasonable best efforts to support the Plan and not sell, assign or transfer certain equity interests in the Company or take a worthless stock deduction with such equity interests, subject to certain exceptions.

The Restructuring Support Agreement contains milestones relating to the Chapter 11 Cases (the “Milestones”), which include the dates by which the Company is required to, among other things, file certain motions and documents (including the Plan and disclosure statement) with the Bankruptcy Court, obtain certain orders of the Bankruptcy Court and consummate the Company’s emergence from chapter 11 protection. Among other dates set forth in the Restructuring Support Agreement, the Restructuring Support Agreement contemplates that the Company will file the Plan and disclosure statement within ten days after the date that the Company commences the Chapter 11 Cases (the “Petition Date”) and emerge from chapter 11 protection no later than 180 days after the Petition Date.

Each of the parties to the Restructuring Support Agreement may terminate the agreement (and thereby their support for the Plan) under certain limited circumstances, subject, in certain cases, to cure rights. The Company may terminate the Restructuring Support Agreement upon, among other circumstances, certain material breaches of the Restructuring Support Agreement by a Consenting Creditor or the Company’s board of directors reasonably determining, after consultation with counsel, that taking certain actions, or refraining to take certain actions, under the Restructuring Support Agreement would be inconsistent with its fiduciary obligations.

The Consenting Creditors have termination rights that may, as a general matter, be exercised by Consenting Creditors holding a majority of the outstanding Term Loans held by the Consenting Creditors upon, among other circumstances, material breaches of the Restructuring Support Agreement by the Company; the failure of the Company to meet any Milestone; the occurrence of the date that is 270 days after the Petition Date (the “Outside Date”); and certain actions by the Bankruptcy Court, including preventing the consummation of the Plan, dismissing the Chapter 11 Cases and converting the Chapter 11 Cases into a case under chapter 7 of the Bankruptcy Code. The Consenting Equityholders have similar termination rights as the Consenting Creditors (other than with respect to the Outside Date, for which the Consenting Equityholders have no termination right). If a Consenting Equityholder exercises such a termination right, it would only terminate the Restructuring Support Agreement as to such Consenting Equityholder.

Consummation of the Restructuring contemplated by the Restructuring Support Agreement is subject to approval by the Bankruptcy Court, among other conditions. Accordingly, no assurance can be given that the transactions described therein will be consummated.

The following is a summary of the material terms of the Restructuring that are set forth in the term sheet attached as Exhibit A to the Restructuring Support Agreement (the “Term Sheet”):

Recoveries. Holders of claims with respect to the Term Loans (“Term Loan Claims”) would receive their pro rata portion of $1,300 million in principal amount of new first lien term loans maturing in 2022 (the “New First Lien Debt”) and 83.5% of the issued and outstanding amount of common stock (the “Reorganized Common Equity”) to be issued by the reorganized Company (“Reorganized Cumulus”), subject to dilution on account of any Reorganized Common Equity issued pursuant to a post-emergence equity incentive compensation plan (the “MIP”). Holders of unsecured claims against the Company, including claims arising from the Company’s 7.75% Senior Notes due 2019 (the “Notes”), would receive, in the aggregate, 16.5% of the Reorganized Common Equity, subject to dilution on account of the MIP.

New First Lien Debt. Reorganized Cumulus would issue $1,300 million in principal amount of first lien term loans that would mature on May 15, 2022 with interest at LIBOR plus 4.50% per annum, subject to a LIBOR floor of 1.00% or, at Reorganized Cumulus’s option, an alternate base rate plus 3.50% per annum, subject to an alternate base rate floor of 2.00%. Reorganized Cumulus would be permitted to enter into a revolving credit facility providing commitments of up to $50 million. The New First Lien Debt would amortize in equal quarterly installments in an aggregate annual amount equal to 1% of the original principal amount of the New First Lien Debt with the balance payable on the maturity date.

Reorganized Cumulus would be able to voluntarily prepay the New First Lien Debt in whole or in part without premium or penalty, except that any prepayment during the period of six months following the issuance of the New First Lien Debt would require a premium equal to 1% of the principal amount so prepaid. Certain mandatory prepayments on the New First Lien Debt would be required upon the occurrence of specified events on similar terms as are set forth in the Credit Agreement, including upon the sale of certain assets and from excess cash flow. The New First Lien Debt would not have any financial maintenance covenants. The other terms and conditions of the New First Lien Debt would generally be substantially similar to those set forth in the Credit Agreement, except as set forth in the Term Sheet.

The New First Lien Debt would be secured by first priority security interests in all the assets of Reorganized Cumulus and the guarantors in a manner substantially consistent with the Credit Agreement, subject to the terms of the Term Sheet. In addition, the direct parent of Reorganized Cumulus (the “Parent”) and all present and future wholly-owned subsidiaries of the Parent, subject to exceptions that are substantially consistent with those set forth in the Credit Agreement, would guarantee the New First Lien Debt.

Corporate Governance. The Board of Directors of Reorganized Cumulus would consist of the President and Chief Executive Officer of the Company and six directors chosen by the Consenting Creditors.

The foregoing summary of the Restructuring Support Agreement, including the Term Sheet, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Restructuring Support Agreement, a copy of which is filed as Exhibit 10.1 to this report.

Item 1.02 – Termination of a Material Definitive Agreement.

On November 28, 2017, CMI Receivables Funding LLC (the “Borrower”), a wholly-owned subsidiary of the Company, provided notice to Wells Fargo Bank, National Association, as administrative agent under the Company’s receivables funding facility, of its optional election to terminate on November 28, 2017 all of the lenders’ commitments under the Amended and Restated Receivables Funding and Administration Agreement, dated as of March 15, 2017 (the “Securitization Facility”), among the Borrower, as borrower, the lenders party thereto from time to time (the “Lenders”) and Wells Fargo Bank, as a Lender, as swing line lender and as administrative agent. The Securitization Facility was scheduled to terminate on December 6, 2018 and provided for $50 million in financing for the Borrower. No borrowings were outstanding under the Securitization Facility as of the termination date.

Effective November 28, 2017, the Borrower repaid in full all of its remaining obligations under the Securitization Facility, including accrued fees and other amounts owing to the Lenders. There were no material prepayment penalties or breakage costs or fees. Upon making these payments, the Borrower’s obligations under the Securitization Facility were satisfied in full and the Securitization facility was immediately terminated other than customary provisions expressly specified to survive termination.

Item 1.03 – Bankruptcy or Receivership.

On November 29, 2017, the Company and certain of its direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief (the “Bankruptcy Petitions”) under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”, and the filings therein, the “Chapter 11 Filings”). The Debtors are seeking Bankruptcy Court authorization to jointly administer the chapter 11 cases (the “Chapter 11 Cases”) under the caption “In re: Cumulus Media Inc., et al.” Case No. 17-13381. The Debtors will continue to manage their properties and operate their businesses as a “debtor in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

Item 2.04 – Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The commencement of the Chapter 11 Cases described in Item 1.03 of this report constitutes an event of default that accelerated the Debtors’ respective obligations under the following debt instruments (collectively, the “Debt Instruments”):

•	Indenture relating to the Notes, dated as of May 13, 2011, among the Company, the guarantors named therein and U.S. Bank National Association, as trustee, as supplemented thereafter, with an outstanding principal amount of $610 million as of September 30, 2017; and

•	the Credit Agreement, with an outstanding principal amount of approximately $1,729 million as of September 30, 2017.

The Debt Instruments provide that, as a result of the Chapter 11 Filings, the principal and accrued interest due thereunder are immediately due and payable.

However, as a result of the Chapter 11 Filings, the Company believes that the ability of the Debtors’ creditors to seek remedies to enforce their respective rights against the Debtors under the Debt Instruments are automatically stayed and the holders’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01 – Regulation FD Disclosure.

On November 29, 2017, the Company issued a press release announcing that the Debtors had filed the Bankruptcy Petitions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth under this Item 7.01, including the press release attached as Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Cautionary Information Regarding Trading in the Company’s Securities.

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual value realized, if any, by holders of the Company’s securities in the Chapter 11 Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Forward-Looking Statements.

Certain statements in this report may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements are statements other than historical fact and relate to the Company’s intent, belief or current expectations, primarily with respect to the Company’s future operating, financial and strategic performance. Any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ from those contained in or implied by the forward-looking statements as a result of various factors including, but not limited to, risks and uncertainties relating to the Company’s ability to successfully navigate the Chapter 11 process, including the ability to confirm and consummate a plan of reorganization in accordance with the terms of the Restructuring Support Agreement; the Company’s ability from time to time to renew one or more of the Company’s broadcast licenses; changes in interest rates; changes in the fair value of the Company’s investments; the timing of, and the Company’s ability to complete, any acquisitions or dispositions pending from time to time; costs and synergies resulting from the integration of any completed acquisitions; the Company’s ability to effectively manage costs; the Company’s ability to effectively drive and manage growth; the popularity of radio as a broadcasting and advertising medium; changing consumer tastes; the impact of general economic conditions in the United States or in specific markets in which the Company currently does business; industry conditions, including existing competition and future competitive technologies and cancellation, disruptions or postponements of advertising schedules in response to national or world events; the Company’s ability to generate revenues from new sources, including local commerce and technology-based initiatives; the impact of regulatory rules or proceedings that may affect the Company’s business or any acquisitions; the write-off of a material portion of the fair value of the Company’s FCC broadcast licenses and goodwill from time to time; and other risk factors described from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and any subsequent filings. Many of these risks and uncertainties are beyond the Company’s control, and the unexpected occurrence or failure to occur of any such events or matters could significantly alter the actual results of the Company’s operations or financial condition. Cumulus Media Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise.

Item 9.01 - Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Restructuring Support Agreement, dated as of November 29, 2017, by and among the Consenting Term Loan Lenders, the Consenting Equityholders and the Company

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.

By:	/s/ Richard Denning
Name:	Richard Denning
Title:	Senior Vice President, General Counsel and Secretary

Date: November 30, 2017